Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined balance sheet of the Combined Company as of March 31, 2020 and the unaudited pro forma condensed combined statements of operations of the Combined Company for the year ended December 31, 2019 and for the three months ended March 31, 2020 present the combination of the financial information of Nebula and Open Lending, after giving effect to the Business Combination and related adjustments described in the accompanying notes. Nebula and Open Lending are collectively referred to herein as the “Companies,” and the Companies, subsequent to the Business Combination, are referred to herein as the Combined Company or ParentCo.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2019 and three months ended March 31, 2020 give pro forma effect to the Business Combination as if it had occurred on January 1, 2019. The unaudited pro forma condensed combined balance sheet as of March 31, 2020 gives pro forma effect to the Business Combination as if it was completed on March 31, 2020.

The unaudited pro forma condensed combined financial information are based on and should be read in conjunction with the audited and unaudited historical financial statements of each of Nebula Acquisition Corporation and Open Lending and the notes thereto, as well as the disclosures contained in the sections titled “Nebula Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Open Lending Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what the Combined Company’s financial condition or results of operations would have been had the Business Combination occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the Combined Company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

On June 10, 2020, Combined Company consummated the previously announced Business Combination pursuant to Business Combination Agreement dated January 5, 2020 between Nebula and Open Lending, under the terms of which, Nebula acquired Open Lending through a new Delaware holding company, referred to herein as the Combined Company or ParentCo, which became a publicly-listed entity. As a result of the Business Combination, the Combined Company owns, directly or indirectly, all of the issued and outstanding equity interests of Open Lending and its subsidiaries and the Open Lending’s unitholders hold a portion of the ParentCo Common Stock.

The following pro forma condensed combined financial statements presented herein reflect the actual redemption of 10,997,246 shares of Class A Common Stock by Nebula’s stockholders in conjunction with the stockholder vote on the Business Combination contemplated by the Business Combination Agreement at a meeting held on June 9, 2020.

COMBINED COMPANY

UNAUDITED PRO FORMA CONDENSED

COMBINED BALANCE SHEET

March 31, 2020

(in thousands)

	Nebula Acquisition Corporation (Historical)	Open Lending LLC (Historical)	Pro Forma Adjustments	Note 3	Pro Forma
ASSETS
Current Assets
Cash and cash equivalents	$616	$38,038	$(13,654)	(a),(c)	$25,000
Restricted cash	—	2,274	—		2,274
Accounts receivable	—	4,859	—		4,859
Current contract assets	—	20,285	—		20,285
Prepaid expenses	68	657	—		725
Deferred tax asset	—	—	91,472	(b),(f)	91,472
Other current assets	—	406	—		406
Deferred transaction costs	—	9,681	(9,681)	(c)	—

Total current assets	684	76,200	68,137		145,021

Property and equipment, net	—	355	—		355
Non-current contract assets	—	38,464	—		38,464
Other assets	—	147	—		147
Investment held in Trust Account	282,268	—	(282,268)	(d)	—

Total Assets	$282,952	$115,166	$(214,131)		$183,987

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$905	$5,877	$(4,901)	(a),(c)	$1,881
Accrued expenses	—	1,032	—		1,032
Current portion of notes payable	—	4,250	—		4,250
Accrued distributions	—	1,228	—		1,228
Other current liabilities	—	2,698	—		2,698
Accrued franchise and income taxes	229	—	—		229
Due to related party	242	—	—		242

Total current liabilities	1,376	15,085	(4,901)		11,560

Long-term notes payable, net of unamortized debt issuance costs	—	156,638	—		156,638
Other long-term liabilities	—	—	94,368	(f)	94,368
Contingent consideration	—	—	191,990	(e)	191,990
Deferred underwriting commissions	9,625	—	(9,625)	(a),(c)	—

Total Liabilities	11,001	171,723	271,832		454,556

Class A subject to redemption	266,951	—	(266,951)	(h)	—
Redeemable convertible preferred Series C units	—	257,406	(257,406)	(h)	—
	—	—	—		—
Stockholders’ equity (deficit)	—	—	—		—
Common Stock	1	—	918	(h)	919
Common units	—	8,011	(8,011)	(h)	—
Preferred units	—	478	(478)	(h)	—
Additional paid in capital	—	—	(66,173)	(g),(h)	(66,173)
Retained earnings (Accumulated deficit)	4,999	(322,452)	112,138	(g),(h)	(205,315)

Total stockholders’ equity (deficit)	5,000	(313,963)	38,394		(270,569)

Total liabilities and stockholders’ equity (deficit)	$282,952	$115,166	$(214,131)		$183,987

COMBINED COMPANY

UNAUDITED PRO FORMA CONDENSED COMBINED

STATEMENT OF OPERATIONS FOR THE THREE MONTHS

ENDED MARCH 31, 2020

(in thousands, except share and per share amounts)

	Nebula Acquisition Corporation (Historical)	Open Lending LLC (Historical)	Pro Forma Adjustments	Note 3		Pro Forma
Revenues:
Program fees	$—	$12,712	$—			$12,712
Profit share	—	3,774	—			3,774
Claims administration service fees	—	944	—			944

Total Revenue	—	17,430	—			17,430
Cost of services	—	2,495	—			2,495

Gross Profit	—	14,935	—			14,935
Operating expenses:	—	—	—			—
General and administrative	865	3,569	(200)	(i	)	4,234
Selling and marketing	—	2,078	—			2,078
Research and development	—	359	—			359
Franchise tax expense	50	—	(50)	(j	)	—

Operating (loss) income	(915)	8,929	250			8,264
Interest expense	—	(764)	(2,534)	(k	)	(3,298)
Interest income	1,039	17	(1,039)	(j	)	17
Other income	—	1	—			1

Income before income tax expense	124	8,183	(3,323)			4,984
Provisions for income tax	292	11	1,427	(l	)	1,730

Net (loss) income	$(168)	$8,172	$(4,750)			$3,254

Earnings per Share
Weighted average shares outstanding of Class A common stock	27,500,000			(m	)	91,850,000
Basic and diluted net income per share, Class A	0.01			(m	)	0.04

COMBINED COMPANY

UNAUDITED PRO FORMA CONDENSED

COMBINED STATEMENT OF OPERATIONS FOR

THE YEAR ENDED 31 DECEMBER, 2019

(in thousands, except share and per share amounts)

	Nebula Acquisition Corporation (Historical)	Open Lending LLC (Historical)	Pro Forma Adjustments	Note 3		Pro Forma
Revenues:
Program fees	$—	$36,667	$—			$36,667
Profit share	—	53,038	—			53,038
Claims administration service fees	—	3,142	—			3,142

Total Revenue	—	92,847	—			92,847
Cost of services	—	7,806	—			7,806

Gross Profit	—	85,041	—			85,041
Operating expenses:
General and administrative	1,180	13,774	(700)	(i	)	14,254
Selling and marketing	—	7,482	—			7,482
Research and development	—	1,170	—			1,170
Franchise tax expense	1,069	—	(1,069)	(j	)	—

Operating (loss) income	(2,249)	62,615	1,769			62,135
Interest expense	—	(322)	(13,094)	(k	)	(13,416)
Interest income	5,845	24	(5,845)	(j	)	24
Other income	—	197	—			197

Income before income tax expense	3,596	62,514	(17,170)			48,940
Provisions for income tax	1,002	(30)	12,438	(l	)	13,410

Net income	$2,594	$62,544	$(29,608)			$35,530

Earnings per Share
Weighted average shares outstanding of Class A common stock	27,500,000			(m	)	91,850,000
Basic and diluted net income per share, Class A	0.14			(m	)	0.39

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1—Description of the Business Combination

On June 10, 2020, Combined Company consummated the previously announced Business Combination pursuant to Business Combination Agreement dated January 5, 2020 between Nebula and Open Lending, under the terms of which, Nebula acquired Open Lending through a new Delaware holding company, referred to herein as the Combined Company or ParentCo, which became a publicly-listed entity. As a result of the Business Combination, the Combined Company owns, directly or indirectly, all of the issued and outstanding equity interests of Open Lending and its subsidiaries and the Open Lending’s unitholders hold a portion of the ParentCo Common Stock.

As a result of the Business combination, Open Lending’s unitholders received aggregate consideration with a value equal to $1,010,625,000, which consists of (i) $135,000,000 of cash distribution in March 2020, (ii) $356,527,540 in cash at closing of the Business Combination and (iii) $519,097,460 in shares of our common stock at closing of the Business Combination, or 51,909,746 shares based on an assumed stock price of $10 per share. Additionally, Open Lending’s unitholders will receive contingent consideration of up to 22,500,000 shares (“Contingency Consideration”) contingent upon achieving certain market share price milestones within a period of 42 months post Business Combination. The Contingency Consideration shares will be immediately issued in the event of a change of control.

In connection with the Business Combination, certain of Nebula’s equity holders will receive 1,250,000 shares of ParentCo Common Stock (“Earn-out Consideration”) contingent upon achieving certain market share price milestones within a period of 30 months post Business Combination. The Earn-out Consideration shares will be immediately issued in the event of a change of control.

In connection with the closing of the Business Combination, 3,437,500 of ParentCo Common Shares issued to the Sponsor and its affiliates in exchange of the Founder Shares were placed in a lock-up (“Lock-up Shares”) and will be released from a lock-up upon achieving certain market share price milestones within a period of seven years post Business Combination. These shares will be forfeited if the set milestones are not reached. The Lock-up Shares will be immediately released from a lock-up in the event of a change of control. (See Note 3(e) for more details on the accounting treatment of the Contingency Consideration, Earn-out Consideration and Lock-up Shares)

In connection with the Business Combination, in March 2020, Open Lending repaid its historical debt in the amount of $3,312,788 and entered into a credit agreement with a syndicate of lenders that funded a term loan in a principal amount of $170,000,000, referred to herein as the Term Loan, which was used primarily to fund a non-liquidation distribution to Open Lending’s unitholders in the amount of $135,000,000 and cash reserve in the amount of $35,000,000 that is included in the cash paid to the Open Lending unitholders at closing of the Business Combination. The current maturity date for the Term Loan is March 2027. The Term Loan bears interest at a variable rate of LIBOR + 6.50% or the base rate + 5.50%. (See Note 3(k) for pro forma interest rate adjustment).

The following summarizes the common stock shares outstanding after giving effect to the Business Combination, excluding the potential dilutive effect of the Contingency Consideration, Earn-Out Consideration, Lock-up Shares and exercise of warrants:

	Shares	%
Nebula existing Public Stockholders	16,502,754	17.97%
Open Lending existing unitholders	51,909,746	56.51%
Sponsor and its affiliates	11,937,500	13.00%
PIPE Investors	11,500,000	12.52%

Closing shares	91,850,000	100%

Note 2—Basis of presentation

The historical financial information of Nebula and Open Lending has been adjusted in the unaudited pro forma condensed combined financial information to give effect to events that are (1) directly attributable to the Business Combination, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the combined results. The pro forma adjustments are prepared to illustrate the estimated effect of the Business Combination and certain other adjustments.

The Business Combination is accounted for as a reverse recapitalization because Open Lending has been determined to be the accounting acquirer under Financial Accounting Standards Board’s Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”). The determination is primarily based on the evaluation of the following facts and circumstances:

•	The pre-combination unitholders of Open Lending will hold the majority, i.e. 56.51%, of voting rights in the Combined Company , excluding Lock-up Shares;

•	The pre-combination equity holders of Open Lending will have the right to appoint the majority of the directors on the board of directors of the Combined Company;

•	Senior management of Open Lending will comprise the senior management of the Combined Company; and

•	Operations of Open Lending will comprise the ongoing operations of the Combined Company.

Under the reverse recapitalization model, the Business Combination is treated as Open Lending issuing equity for the net assets of Nebula, with no goodwill or intangible assets recorded.

Note 3—Pro Forma Adjustments

Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2020

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2020 are as follows:

a)	Cash. Represents the impact of the Business Combination on the cash balance of the Combined Company.

The table below represents the sources and uses of funds as it relates to the Business Combination:

(in thousands)

	Note
Cash balance of Open Lending prior to Business Combination		$38,038
Cash balance of Nebula prior to Business Combination		616
Nebula Cash Held in Trust	(1)	282,268
PIPE	(2)	200,000
Payment to redeeming Nebula stockholders	(3)	(112,769)
Cash to existing Open Lending unitholders at the Business Combination	(4)	(356,528)
Payment of deferred underwriting commissions	(5)	(6,292)
Payment of accrued transaction costs of Nebula	(6)	(900)
Payment of other transaction costs of Nebula	(6)	(6,395)
Payment of accrued transaction costs of Open Lending	(7)	(4,001)
Payment of other transaction costs of Open Lending	(7)	(5,999)
Distribution of remaining cash balance of Open Lending to existing Open Lending unitholders prior to Business Combination	(8)	(3,038)

Excess cash to balance sheet from Business Combination		$25,000

(1)	Represents the amount of the restricted investments and cash held in the Trust account.
(2)	Represents the issuance, in a private placement consummated concurrently with the Closing, to third-party investors of 20,000,000 shares of common stock assuming stock price of $10 per share.
(3)	Represents redemption of 10,997,246 at $10.25 including payment of accrued interest.

(4)	Represents the amount of cash paid to the existing Open Lending unitholders at closing of the Business Combination.
(5)	Represents payment of deferred underwriting commissions by Nebula.
(6)	Represents payment of accrued and incremental transaction costs incurred by Nebula.
(7)	Represents payment of accrued and incremental transaction costs incurred by Open Lending.
(8)

Represents distribution of cash balance of Open Lending to existing Open Lending unitholders prior to the Business Combination in excess of cash reserve of $35,000,000 that is included in the cash paid to the existing Open Lending unitholders at closing of the Business Combination (see Note 3(a)(4)).

b)

Tax effect of pro forma adjustments. Following the Business Combination, the Combined Company is subject to U.S. federal income taxes, in addition to state and local taxes. As a result, the pro forma balance sheet reflects an adjustment to our deferred taxes assuming the federal rates currently in effect and the highest statutory rates apportioned to each state and local jurisdiction.

Revenue accelerated for GAAP under the new revenue recognition standards of ASC 606 may not be accelerated in determining taxable income under the Internal Revenue Code. As a result, some revenue recognized for GAAP will continue to be deferred for U.S. Federal Income tax purposes. The total ASC 606 deferred tax liability is $13,953,147.

There is no deferred tax impact related to the future settlement of the Contingency Consideration, Earn-out Consideration and Lock-up Shares, described in more detail in Note 1 above, and no deferred tax asset has been recorded for this purpose.

Under ASC 740, a tax position must be more likely than not to be sustained upon examination by taxing authorities in order to recognize the benefit of the tax position on our financial statements. Recognized tax benefits are measured as the largest amount of benefit greater than fifty percent likely of being realized. As of March 31, 2020 there were $1,494,876 of unrecognized tax benefits.

c)	Business Combination expenses.

(1)

Payment of accrued expenses related to the Business Combination incurred by Nebula and Open Lending in the amount of $900,000 and $4,001,009, respectively (See Cash in Note 3(a)). The unaudited pro forma condensed combined balance sheet reflects payment of these costs as a reduction of cash, with a corresponding decrease in accounts payable.

(2)

Payment of deferred underwriting commissions incurred by Nebula in the amount of $6,291,782 (See Cash in Note 3(a)) and reversal of deferred underwriting commissions overaccrued as of March 31, 2020 in the amount of $3,333,218. The unaudited pro forma condensed combined balance sheet reflects payment of these costs as a reduction of cash, with a corresponding decrease in deferred underwriting commissions, and the reversal of overaccrued costs as an increase in additional paid-in-capital (see Note 3(h)), with a corresponding decrease in deferred underwriting commissions.

(3)

Payment of incremental expenses related to the Business Combination incurred through the Business Combination in the amount of $17,295,163 (See Cash in Note 3(a)(6) and 3(a)(7)). The unaudited pro forma condensed combined balance sheet reflects these costs as a reduction of cash, with a corresponding decrease in additional paid-in capital (see Note 3(h)).

(4)

Recognition of Open Lending’s capitalized expenses related to the Business Combination in the amount of $9,680,715 as a reduction to equity proceeds. The unaudited pro forma condensed combined balance sheet reflects these costs as a decrease in deferred transaction costs, with a corresponding decrease in additional paid-in capital (see Note 3(h)).

d)

Trust Account. Represents release of the restricted investments and cash held in the Trust Account upon consummation of the Business Combination to fund the closing of the Business Combination (See Cash in Note 3(a)).

e)

Contingency Consideration, Earn-Out Consideration and Lock-up Shares. Represents recognition of Contingency Consideration, Earn-Out Consideration and Lock-up Shares, described in more detail in Note 1 above, as derivatives that will not qualify for equity classification. Therefore, these amounts are classified as liabilities in the pro-forma balance sheet and recognized at their estimated fair values of $191,990,202 at the closing of the Business Combination. Post-Business Combination, these liabilities will be remeasured to its fair value at the end of each reporting period and subsequent changes in the fair value post-Business Combination will be recognized in the Combined Company’s statement of operations within other income/expense.

f)	Tax receivable agreement. In connection with the Closing, ParentCo entered into the Tax Receivable Agreement with Nebula, the Blocker, the Blocker Holder, and Open Lending. The Tax Receivable

Agreement generally provides for the payment by ParentCo to the Open Lending Unit Sellers and Blocker Holder, as applicable, of 85% of the net cash savings, if any, in U.S. federal, state and local income tax that ParentCo actually realizes (or are deemed to realize in certain circumstances) in periods after the Closing as a result of: (i) certain tax attributes of Blocker and/or Open Lending that existed prior to the Business Combination and were attributable to the Blocker; (ii) certain increases in the tax basis of Open Lending’ assets resulting from the Second Merger; (iii) imputed interest deemed to be paid by ParentCo as a result of payments ParentCo makes under the Tax Receivable Agreement; and (iv) certain increases in tax basis resulting from payments ParentCo makes under the Tax Receivable Agreement. ParentCo will retain the benefit of the remaining 15% of these cash savings. The liability to be recognized for the Tax Receivable Agreement is $94,367,511 and the deferred tax asset is $107,145,684, which has been recognized from the increase in tax basis and certain tax benefits attributable to imputed interest. This liability is included in pro forma Other long-term obligations. Nebula expects to benefit from the remaining 15% of cash savings, if any, realized.

The total deferred tax asset and Tax Receivable Agreements liability pro forma adjustments are $107,145,684 and $94,367,511, respectively. The excess of the deferred tax asset pro forma adjustment over the Tax Receivable Agreements liability pro forma adjustment of $12,778,173 is recorded as additional paid-in capital.

g)

Share-based compensation. Represents the accelerated vesting of the awards associated with the historical share-based compensation plan of Open Lending in the amount of $2,188,745. These awards fully vest upon a qualifying event (i.e. a change in control of the Combined Company), which was recognized upon closing of the Business Combination. This accelerated vesting adjustment is considered to be a one-time charge and is not expected to have a continuing impact on the combined results, thus it is not reflected in the pro forma statements of operations.

h)	Impact on equity. The following table represents the impact of the Business Combination on the number of shares of Class A Common Stock and represents the total equity section:

(in thousands, except share amounts)

	Common stock
	Number of Shares		Par Value
	Class A Stock	Class B Stock	Class A Stock	Class B Stock	Members’ units	Additional Paid in Capital		Retained earnings
Pre Business Combination - Nebula	804,875	6,875,000	—	1		—		4,999
Pre Business Combination - Open Lending			—	—	265,895	—		(322,452)
Reclassification of redeemable shares to Class A Stock	26,695,125		3	—		266,948		—
Less: Redemption of redeemable stock	(10,997,246)		(1)			(112,768)	(1)
Founder Shares	6,875,000	(6,875,000)	1	(1)
Lock-up shares	(3,437,500)		(1)			1
Private Placement	20,000,000		2	—		199,998
Shares issued to Open Lending unitholders as consideration	51,909,746		5	—		(5)
Change in par value			910			(910)

Balances after share transactions of the Combined Company	91,850,000	—	919	—	265,895	353,264		(317,453)

Cash to existing Open Lending unitholders at Business Combination						(356,528)
Cash to existing Open Lending unitholders before Business Combination						(135,000)		135,000
Open Lending transaction costs						(10,000)		—
Nebula transaction costs						(8,742)		—
Elimination of historical retained earnings of Nebula						4,999		(4,999)
Elimination of historical Members’ units of Open Lending					(265,895)	265,895		—
Accelerated vesting of historical share-based compensation plan						2,189		(2,189)
Contingent consideration						(191,990)		—
Estimated transaction tax benefit due to Open Lending sellers						12,778		—
Distribution of remaining cash balance of Open Lending to existing Open Lending unitholders prior to Business Combination						(3,038)		—
Tax impact of conversion from LLC to Corporation								(15,674)

Post-Business Combination	91,850,000	—	919	—	—	(66,173)		(205,315)

(1)	Represents redemption of 10,997,246 shares at $10.25 including payment of accrued interest (See Note 3(a)(3) for details).

Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations for the three months ended March 31, 2020 and year ended December 31, 2019

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2020 and for the year ended December 31, 2019 are as follows:

i)

Exclusion of transaction expenses. Reflects adjustments made to eliminate non-recurring direct and incremental transaction expenses specifically incurred by Nebula as part of the Business Combination as these expenses meet the directly attributable and factually supportable criteria.

j)

Exclusion of interest income and associated taxes. Adjustment to eliminate historical interest income and the respective franchise tax to reflect the use of cash in Trust account to close the Business Combination.

k)

Interest expense. Represents the estimated changes in Open Lending’s historical interest expense following the issuance of the Term Loan in a principal amount of $170,000,000 and repayment of previous debt in the amount of $3,312,788 in March 2020 in connection with the Business Combination (see Note 1 for further details). The Term Loan bears interest at a variable rate of LIBOR + 6.50% or the base rate + 5.50%. For the purposes of the pro forma statement of operations the interest expense under the Term Loan was estimated using the current LIBOR + 6.5%.

(in thousands)

	Three month ended March 31, 2020	Year ended December 31, 2019
Elimination of Open Lending historical interest expense	764	322
Interest expense associated with the Term Loan	(3,298)	(13,416)

Net Pro Forma adjustment to interest expense	(2,534)	(13,094)

A 1/8% increase or decrease in interest rates would result in a change in interest expense of approximately $51,531 for the three months ended March 31, 2020 and approximately $209,622 for the year ended December 31, 2019.

l)

Tax effect of pro forma adjustments. Reflects the impact of U.S. federal, state, local and foreign income taxes on the income of the Combined Company. The pro forma effective income tax rate is estimated to be approximately 34.71% for the three months ended March 31, 2020 and approximately 27.40% for the year ended December 31, 2019 and was determined by combining the projected U.S. federal, state, local and foreign income taxes.

m)

Net income per share. Represents pro forma net income per share based on pro forma net income and 91,850,000 total shares outstanding upon consummation of the Business Combination. There are no equity instruments that have a dilutive effect on the pro forma net income per share.